Exhibit 99.1

   Storage Computer Announces Results for Fourth Quarter and Fiscal Year 2003

     NASHUA, N.H.--(BUSINESS WIRE)--April 15, 2004--Storage Computer Corporation (AMEX:SOS) a leading worldwide provider of high-performance storage and data delivery systems, announced the Company's results for the fourth quarter and year ended December 31, 2003. Revenue for the quarter was $404,231 versus $3,400,383 for the fourth quarter of 2002. Revenue for the year ended December 31, 2003 was $1,045,038 versus $5,372,110 for the year ended December 31, 2002.
Revenue for the fourth quarter and all of 2002 included $3,000,000 for license fees. There was no license fee revenue in 2003.
     The net loss for the three months ended December 31, 2003 was $1,260,881, compared to a net profit of $942,286 for the three months ended December 31, 2002. The fully diluted loss per share available to common stockholders was $0.03 for the three months ended December 31, 2003 compared to fully diluted profit per share available to common stockholder of $0.04 for the three months ended December 31, 2002. Dividends on preferred stock including amortization of the beneficial conversion were $37,435 ($0.002 per share) for the three months ended December 31, 2002. There were no comparable amounts in the fourth quarter of 2003.
     The net loss for the year ended December 31, 2003 was $4,749,422 compared to a net loss of $27,172,131 including a non cash charge for impairment of goodwill and other intangible assets totaling $15,257,400 for the year ended December 31, 2002. The fully diluted loss per share available to common stockholders was $0.13 for the year ended December 31, 2003 compared to $1.33 for the year ended December 31, 2002. Dividends on preferred stock including amortization of the beneficial conversion features were $17,595 ($0.0005 per share) for the year ended December 31, 2003 compared to $635,672 ($0.03 per share) for the year ended December 31, 2002.
     We incurred operating losses through 2003. The development and introduction of new products continues, however revenue remains at a low level due primarily to the continuing concentration on the realignment of our core business toward Storage Wide Area Networking (SWAN) market segment for our CyberNAS Network attached Storage and Cyber VSA Storage Operating Systems. To conserve cash we are continuing to operate at the reduced overhead levels announced previously. Our staffing levels allow us to respond to market opportunities as they develop. Total costs and expenses in 2003 were $5,761,246 compared to $17,710,751 in 2002 (excluding $15,257,435 of impairment expenses for goodwill and identifiable intangible assets.)
     Sullivan Bille P.C, auditors for the Company, said in their opinion "that the Company's recurring losses and negative cash flows from operations raises substantial doubt about its ability to continue as a going concern."
     The Company has received inquiries from interested investors to provide equity financing. The terms of these proposed financings contained toxic provisions and the dilutive impact could have been significant. Management felt that these financings would not be in the best interest of the shareholders and would seek financing with more favorable terms. There can be no assurance that we will be successful in obtaining this financing.
     Ted Goodlander, President and Chief Executive Officer, said, " It is preferable to receive a going concern opinion from our auditors than to accept financing that would not be in the best interest of our shareholders."
     Mr. Goodlander continued, "We will continue our efforts to obtain financing with terms that recognize the potential of this business."

     About Storage Computer Corporation

     Storage Computer Corporation (AMEX:SOS), a leading worldwide provider of high performance storage solutions, develops and manufactures software-driven, multi-host storage solutions for powering advanced business applications. Based on open system architectures Storage Computer's high-bandwidth storage technology supports a great variety of applications, including advanced database activities, interactive multi-media, multi-cast content, medical imaging and more. Storage Computer's worldwide headquarters are in Nashua, New Hampshire, with subsidiaries and distribution in over 20 countries. Company information may be found at http://www.storage.com.

     This press release may contain forward-looking statements to future events or future financial performance that involves risks and uncertainties. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by Storage Computer Corporation with the Securities and Exchange Commission, including our most recent reports on Form 10-K and 10-Q.


                          Storage Computer Corporation
                            Statements of Operations

                                                 Three       Three
                                                 Months      Months
                                                 Ended       Ended
                                                12/31/03    12/31/02
                                              ----------- -----------
Revenue                                          404,231     400,393
License fees                                           -   3,000,000
                                              ----------- -----------
Total revenues                                   404,231   3,400,383

Operating expenses:
Product costs                                    750,335     143,881
Costs of license fees                             73,925   1,108,502
Research and development                         104,605     302,838
Selling and marketing                             90,724     289,229
General and administrative                       286,043     592,848
Amortization of intangibles                      144,000     144,000
Impairment of other assets                             -
Impairment of goodwill                                 -
Restructuring costs                                    -           -
                                              ----------- -----------
      Total                                    1,449,632   2,581,298

                                              ----------- -----------
Operating income (loss)                       (1,045,401)    819,085

Other income (expense):
Interest income (expense), net                   (30,108)     19,551
Other income (expense)                          (185,372)    141,125
                                              ----------- -----------
      Total                                     (215,480)    160,636

                                              ----------- -----------
Income (loss) before income taxes             (1,260,881)    979,721

Provision for income taxes:
Current taxes                                          -
                                              ----------- -----------
Net loss                                      (1,260,881)    979,721


Dividends on pfd stock including amort of
 beneficial conversion features                        0     (37,435)
                                              ----------- -----------

Net (loss) income applicable to common
 stockholders                                 (1,260,881)    942,286
                                              =========== ===========

Net income (loss) available to common
 stockholders per basic                            (0.03)       0.04
    and dilutive share

Basic and dilutive shares                     36,300,932  23,623,845



                          STORAGE COMPUTER CORPORATION
                STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)

                                               Twelve Months Ended
                                                Dec 31,     Dec 31,
                                                 2003         2002
                                             ----------- ------------

Revenue                                       1,045,038    2,372,110
License fees                                          -    3,000,000
                                             ----------- ------------
Total revenues                                1,045,038    5,372,110

Operating expenses:
Product costs                                 1,447,449    4,079,066
Costs of license fees                           791,474    3,716,618
Research and development                        970,589    2,758,981
Selling and marketing                           530,289    2,778,332
General and administrative                    1,445,445    3,606,040
Amortization of intangibles                     576,000      771,714
Impairment of other assets                            -   14,281,336
Impairment of goodwill                                -      976,099
Restructuring costs                                   -            -
                                             ----------- ------------
      Total                                   5,761,246   32,968,186

                                             ----------- ------------
Operating income (loss)                      (4,716,208) (27,596,076)

Other income (expense):
Interest income (expense), net                  (46,685)      62,812
Other income (expense)                           13,471      161,399
                                             ----------- ------------
      Total                                     (33,214)     224,211

                                             ----------- ------------
Income (loss) before income taxes            (4,749,422) (27,371,865)

Provision for income taxes:
Current taxes                                         -     (199,734)
                                             ----------- ------------
Net loss                                     (4,749,422) (27,172,131)

Dividends on pfd stock including amort of
 beneficial conversion features                 (17,595)    (635,672)
                                             ----------- ------------

Net loss applicable to common stockholders   (4,767,017) (27,807,803)
                                             =========== ============

Net loss available to common stockholders
 per basic                                        (0.13)       (1.33)
  and diluted share

Basic and dilutive shares                    36,227,389   20,875,902




                          Storage Computer Corporation
                                 Balance Sheets

                                                  Dec 31,      Dec 31,
                                                    2003         2002
                                             ------------ ------------
                 Assets
Current assets
                 Cash and cash equivalents        72,581    2,680,599
                 Accounts receivable, net        135,730      192,882
                 Inventories                   1,390,291    2,031,679
                 Due from officers and
                  directors                            -      133,247
                 Other current assets            187,247       80,484
                                             ------------ ------------
                       Total current assets    1,785,849    5,118,891
                                             ------------ ------------

                 Property and equipment, net     345,709      537,313
                 Goodwill, net                 2,692,611    2,692,611
                 Other intangible assets, net    949,057    1,525,057
                 Other assets                          -            -

                                             ------------ ------------
                        Total assets           5,773,226    9,873,872
                                             ============ ============


                 Liabilities and Stockholders' Equity
Current liabilities
                 Accounts payable                565,182      472,667
                 Accrued expenses:
                    Accrued salaries and
                     wages                        16,742      104,642
                    Accrued deferred salaries          -      415,675
                    Accrued legal and
                     professional expenses        93,065       86,514
                    Accrued Rent                 129,960
                    Accrued judgement            225,000
                    Accrued intellectual
                     property expenses           711,343      848,423
                    Other accrued expenses       274,255      250,633
                                             ------------ ------------
                 Accrued expenses              1,450,365    1,705,887
                                             ------------ ------------

                 Deferred revenue and
                  customer deposits              133,538      202,366
                 Due to officers and
                  affiliates                   1,203,863    1,129,065
                 Notes Payable                         -
                                             ------------ ------------
                       Total current
                        liabilities            3,352,948    3,509,985
                                             ------------ ------------


Redeemable convertible preferred stock                 -    1,212,618

Shareholders equity
                 Preferred Stock                       -            -
                 Common Stock                     38,650       25,752
                 Additional paid-in capital   85,612,531   83,589,403
                 Accumulated deficit         (83,230,903) (78,463,886)
                                             ------------ ------------
                       Total shareholders
                        equity                 2,420,278    5,151,269
                                             ------------ ------------

                                             ------------ ------------
                 Total liabilities and
                  shareholders' equity         5,773,226    9,873,872
                                             ============ ============


    CONTACT: Storage Computer Corporation
             Michael O'Donnell, 603/880-3005